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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT



                  COMPANY                                     INCORPORATION
                  -------                                     -------------
         Aegis Safety Holdings, Inc.                              Delaware

         American Down & Textile Company                         Wisconsin

         Brawn of California, Inc.                              California

         Company Store Holdings, Inc.                             Delaware

         Gump's By Mail, Inc.                                     Delaware

         Gump's Corp.                                           California

         Hanover Direct Pennsylvania, Inc.                    Pennsylvania

         Hanover Direct Virginia Inc.                             Delaware

         Hanover Ventures, Inc.                               Pennsylvania

         Henre, Inc.                                              Delaware

         LWI Holdings, Inc.                                       Delaware

         Scandia Down Corporation                                 Delaware

         Software Investment Corp.                                Delaware

         Tweeds, Inc.                                             Delaware